EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Cinedigm Corp. on Form S-3 (Nos. 333-186940, 333-179970, 333-176017, 333-166061, 333-153467, 333-150661, 333-146335, 333-144927, 333-142411, 333-140231 and 333-136998) and Form S-8 (Nos. 333-189898, 333-139091 and 333-124290)  of our report dated December 30, 2013 related to the financial statements of GVE, a Division of Gaiam, Inc., as of December 31, 2012 appearing in this Form 8-K/A of Cinedigm Corp.

/s/ EKSH LLLP

December 31, 2013
Denver, Colorado